ForgeRock Announces Strong Fourth Quarter and Full Year 2022 Financial Results
•ARR was $229.6 million for Q4 2022, growing 25% year-over-year
•Total revenue was $217.5 million in 2022, growing 23% year-over-year
•Subscription SaaS, Support & Maintenance revenue was $119.0 million in 2022, growing 39% year-over-year
SAN FRANCISCO – February 27, 2023 – ForgeRock, Inc. (NYSE: FORG), a global leader in digital identity, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.
“We ended 2022 with $230 million of ARR, representing another solid year of growth for ForgeRock,” said Fran Rosch, CEO of ForgeRock. “Our net retention rate increased in Q4 to 113% as more of our customers migrated to the ForgeRock Identity Cloud, our SaaS offering, and also expanded with us through more identities, use cases, and product modules. In 2022, we continued to innovate, introducing new products as well as infusing AI across our entire enterprise-grade platform to further strengthen our market position in the digital identity space. We are excited about our new product capabilities like Autonomous Access, as well as our roadmap ahead for 2023.”
“Our revenue grew 33% in Q4 2022 and we saw our gross margin and non-GAAP gross margin expand to 82% and 83%, respectively, in 2022,” said John Fernandez, CFO of ForgeRock. “Our Subscription SaaS, Support & Maintenance revenue represented 55% of total revenue in 2022 compared to 48% in 2021, which was driven by the robust growth in the ForgeRock Identity Cloud, our SaaS offering. Our GAAP operating margin was (25)% in Q4 2022 and includes the impact of acquisition-related costs, and (22)% in Q4 2021. Our non-GAAP operating margin in Q4 2022 of (2)% was a significant improvement over the (13)% we experienced in Q4 2021 and our business continues to be on track to achieve non-GAAP operating margin profitability sometime in the back half of 2023.”

Fourth Quarter 2022 Financial Highlights:
•ARR: Annualized Recurring Revenue was $229.6 million, an increase of 25% year-over-year.
•Revenue: Total revenue was $63.5 million, an increase of 33% year-over-year.
•Operating Loss: GAAP operating loss was $15.9 million, or (25)% of total revenue, compared to $10.4 million, or (22)% of total revenue, in the fourth quarter of 2021. Non-GAAP operating loss was $1.4 million, or (2)% of total revenue, compared to $6.1 million, or (13)% of total revenue, in the fourth quarter of 2021.
•Net Loss: GAAP net loss was $16.5 million, compared to $12.4 million in the fourth quarter of 2021. GAAP net loss per share was $0.19, compared to $0.15 in the fourth quarter of 2021. Non-GAAP net loss was $2.0 million, compared to $8.1 million in the fourth quarter of 2021. Non-GAAP net loss per share was $0.02, compared to $0.10 in the fourth quarter of 2021.
•Cash Flow: Net cash used in operations was $14.0 million, compared to $5.4 million in the fourth quarter of 2021. Free cash flow was $(14.1) million, or (22)% of total revenue, compared to $(6.1) million, or (13)% of total revenue, in the fourth quarter of 2021.
•Cash, cash equivalents and short-term investments were $336.1 million as of December 31, 2022.

Full Year 2022 Financial Highlights:
•Revenue: Total revenue was $217.5 million, an increase of 23% year-over-year.
•Operating Loss: GAAP operating loss was $66.6 million, or (31)% of total revenue, compared to $28.4 million, or (16)% of total revenue, in 2021. Non-GAAP operating loss was $27.6 million, or (13)% of total revenue, compared to $17.8 million or (10)% of total revenue in 2021.
•Net Loss: GAAP net loss was $66.3 million compared to $47.8 million in 2021. GAAP net loss per share was $0.78 compared to $1.14 in 2021. Non-GAAP net loss was $27.0 million, compared to $37.0 million in 2021. Non-GAAP net loss per share was $0.32, compared to $0.89 in 2021.
•Cash Flow: Net cash used in operations was $45.0 million, compared to $36.8 million in 2021. Free cash flow was $(46.6) million, or (21)% of total revenue, compared to $(37.9) million, or (21)% of total revenue in 2021.
ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.
Transaction with Thoma Bravo
As previously reported, the U.S. Department of Justice (the “DOJ”) has issued a Second Request in connection with its review of the proposed acquisition of ForgeRock by Thoma Bravo pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). Recently, ForgeRock and entities affiliated with Thoma Bravo entered into an agreement (the “Timing Agreement”) with the DOJ in connection with the proposed acquisition and the Second Request. Under the Timing Agreement, ForgeRock and Thoma Bravo have agreed that they will certify compliance with the Second Request no earlier than May 1, 2023, and will not consummate the proposed acquisition less than 75 days after compliance with the Second Request. The Timing Agreement does not prevent ForgeRock and Thoma Bravo from consummating the proposed acquisition sooner if the DOJ closes its investigation of the proposed acquisition before that date. The expiration or termination of the waiting period applicable to the proposed acquisition pursuant to the HSR Act (and the absence of any agreement with any governmental authority not to consummate the proposed acquisition) is the only remaining approval or regulatory condition required to consummate the closing of the proposed acquisition.
Due to the Company's pending acquisition by Thoma Bravo that was announced on October 11, 2022, there will not be a conference call or live webcast to discuss these financial results. In addition, the Company has suspended its financial guidance as a result of the pending transaction.
Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through ForgeRock's investor relations website at investors.forgerock.com.

Non-GAAP Financial Measures and Key Metrics:
Besides financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), ForgeRock believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net loss per share, all of which exclude acquisition-related costs, stock-based compensation expense, and certain of which exclude the tax effect on the provision for (benefit from) income taxes related to such excluded items. ForgeRock excludes acquisition-related costs because they are unrelated to our current operations and are neither comparable to the prior period nor indicative of future results. We also exclude stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.
ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss, adjusted for depreciation, acquisition-related costs and stock-based compensation expense. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation, acquisition-related costs and stock-based compensation. ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions.
ForgeRock also presents free cash flow, which is a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.
The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.
ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or ForgeRock’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these words or other similar terms or expressions that concern ForgeRock’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to the quotations of management, statements regarding the proposed acquisition by entities affiliated with Thoma Bravo, our strategy, products and financial condition. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the pendency of the proposed acquisition by entities affiliated with Thoma Bravo or the failure to complete such transaction, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, and other risks detailed in our filings with the Securities and Exchange Commission ("SEC"), including our Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022 and in our Annual Report on Form 10-K that will be filed with the SEC on or about February 28, 2023.
Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About ForgeRock
ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.
Investor Relations:
investors@forgerock.com
Media Contacts:
Kristen Batch, ForgeRock
kristen.batch@forgerock.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription term licenses	$28,203	$21,662	$87,292	$84,611
Subscription SaaS, support & maintenance	31,974	23,891	119,003	85,434
Perpetual licenses	318	810	515	1,695
Total subscriptions and perpetual licenses	60,495	46,363	206,810	171,740
Professional services	3,028	1,541	10,702	5,193
Total revenue	63,523	47,904	217,512	176,933
Cost of revenue:
Subscriptions and perpetual licenses	8,865	5,223	27,768	17,535
Professional services	3,080	4,735	11,772	15,393
Total cost of revenue(1)	11,945	9,958	39,540	32,928
Gross profit	51,578	37,946	177,972	144,005
Operating expenses:
Research and development(1)	16,138	12,283	61,837	43,497
Sales and marketing(1)	32,793	23,825	118,794	88,620
General and administrative(1)	14,694	12,237	57,724	40,329
Acquisition-related costs	3,809	—	6,173	—
Total operating expenses	67,434	48,345	244,528	172,446
Operating loss	(15,856)	(10,399)	(66,556)	(28,441)
Foreign currency gain (loss)	(1,066)	(816)	2,568	(3,819)
Fair value adjustment on warrants and preferred stock tranche option	—	—	—	(10,068)
Interest expense	(903)	(945)	(3,577)	(4,516)
Other income (expense), net	1,906	24	2,971	(40)
Interest and other expense, net	(63)	(1,738)	1,962	(18,443)
Loss before income taxes	(15,919)	(12,138)	(64,594)	(46,884)
Provision for income taxes	575	223	1,678	884
Net loss	$(16,494)	$(12,361)	$(66,272)	$(47,768)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.19)	$(0.15)	$(0.78)	$(1.14)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	86,124	81,979	84,885	41,742

(1) Includes stock-based compensation as follows (in thousands):
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cost of revenue	$1,062	$424	$2,852	$617
Research and development	2,053	867	6,738	1,924
Sales and marketing	4,186	1,449	12,044	3,495
General and administrative	3,303	1,530	11,126	4,630
Total stock-based compensation expense	$10,604	$4,270	$32,760	$10,666

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2022	2021
Assets
Cash and cash equivalents	$128,803	$128,381
Short-term investments	207,248	241,411
Accounts receivable, net of allowance for credit losses of $444 and $34, respectively	71,439	55,999
Contract assets	25,117	19,670
Deferred commissions	9,936	8,457
Prepaid expenses and other assets	14,810	9,787
Total current assets	457,353	463,705
Deferred commissions	20,379	15,601
Property and equipment, net	2,850	2,463
Operating lease right-of-use assets	10,190	12,626
Contract and other assets	3,408	2,783
Total assets	$494,180	$497,178

Liabilities and stockholders’ equity
Accounts payable	$4,587	$2,039
Accrued expenses	34,311	27,375
Current portion of operating lease liability	1,902	1,820
Deferred revenue	82,036	67,222
Other liabilities	2,927	2,258
Total current liabilities	125,763	100,714
Long-term debt	39,611	39,483
Long-term operating lease liability	9,207	11,037
Deferred revenue	1,283	8,172
Other liabilities	2,150	1,646
Total liabilities	178,014	161,052

Stockholders’ equity
Common stock	87	83
Additional paid-in capital	641,983	593,196
Accumulated other comprehensive income	4,193	6,672
Accumulated deficit	(330,097)	(263,825)
Total stockholders’ equity	316,166	336,126
Total liabilities and stockholders’ equity	$494,180	$497,178

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year ended December 31,
	2022	2021
Operating activities:
Net loss	$(66,272)	$(47,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,064	1,061
Noncash operating lease expense	2,449	1,931
Stock-based compensation expense	32,760	10,666
Amortization of deferred commissions	15,235	13,964
Foreign currency remeasurement loss (gain)	(2,711)	3,032
Change in fair value of redeemable convertible preferred stock warrant liability	—	5,871
Change in fair value of preferred stock tranche option liability	—	4,157
Amortization of premium / discount on short-term investments	1,156	1,330
Other	(169)	266
Changes in operating assets and liabilities:
Deferred commissions	(21,487)	(23,273)
Accounts receivable	(13,371)	(20,669)
Contract and other non-current assets	(5,104)	(10,505)
Prepaid expenses and other current assets	(2,323)	(6,025)
Operating lease liabilities	(1,733)	(2,377)
Accounts payable	2,514	701
Accrued expenses and other liabilities	7,422	10,863
Deferred revenue	5,564	19,992
Net cash used in operating activities	(45,006)	(36,783)
Investing activities:
Purchases of property and equipment	(1,619)	(1,113)
Purchases of short-term investments	(166,363)	(277,126)
Maturities of short-term investments	158,615	31,860
Sales of short-term investments	39,379	1,933
Net cash provided by (used in) investing activities	30,012	(244,446)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	295,694
Payment of stock offering costs	(145)	(6,038)
Proceeds from exercises of employee stock options	12,237	4,902
Proceeds from issuance of common stock under employee stock purchase plan	6,961	—
Proceeds from issuance of redeemable convertible preferred stock	—	19,951
Employee payroll taxes paid for net shares settlement of restricted stock units	(3,154)	(3,877)
Principal repayments on debt	—	(120)
Net cash provided by financing activities	15,899	310,512
Effect of exchange rates on cash and cash equivalents and restricted cash	1,982	(888)
Net increase in cash, cash equivalents and restricted cash	2,887	28,395
Cash, cash equivalents and restricted cash, beginning of year	128,437	100,042
Cash, cash equivalents and restricted cash, end of period	$131,324	$128,437

	Year ended December 31,
	2022	2021
Supplementary cash flow disclosure:
Short-term investments, end of period	$207,248	$241,411
Cash paid for interest	3,244	3,629
Cash paid for income taxes	1,245	769
Deferred offering costs accrued but not yet paid	—	(145)
Conversion of redeemable convertible preferred stock to common stock	—	263,178

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$128,803	$128,381
Restricted cash included in prepaids and other current assets	2,521	56
Total cash and cash equivalents and restricted cash	$131,324	$128,437

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross Profit	$51,578	$37,946	$177,972	$144,005
Add: stock-based compensation included in cost of revenue	1,062	424	2,852	617
Non-GAAP gross profit	$52,640	$38,370	$180,824	$144,622

Gross margin	81%	79%	82%	81%
Non-GAAP gross margin	83%	80%	83%	82%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Research and development	$16,138	$12,283	$61,837	$43,497
Less: Stock-based compensation	2,053	867	6,738	1,924
Non-GAAP research and development	$14,085	$11,416	$55,099	$41,573

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales and marketing	$32,793	$23,825	$118,794	$88,620
Less: Stock-based compensation	4,186	1,449	12,044	3,495
Non-GAAP sales and marketing	$28,607	$22,376	$106,750	$85,125

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
General and administrative	$14,694	$12,237	$57,724	$40,329
Less: Stock-based compensation	3,303	1,530	11,126	4,630
Non-GAAP general and administrative	$11,391	$10,707	$46,598	$35,699

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense and acquisition-related costs, as presented below (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating loss	$(15,856)	$(10,399)	$(66,556)	$(28,441)
Add: Stock-based compensation	10,604	4,270	32,760	10,666
Add: Acquisition-related costs	3,809	—	6,173	—
Non-GAAP operating loss	$(1,443)	$(6,129)	$(27,623)	$(17,775)
Operating margin	(25)%	(22)%	(31)%	(16)%
Non-GAAP operating margin	(2)%	(13)%	(13)%	(10)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation, stock-based compensation expense and acquisition-related costs, as presented below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating loss	$(15,856)	$(10,399)	$(66,556)	$(28,441)
Add: Depreciation	252	266	1,064	1,061
Add: Stock-based compensation	10,604	4,270	32,760	10,666
Add: Acquisition-related costs	3,809	—	6,173	—
Adjusted EBITDA	$(1,191)	$(5,863)	$(26,559)	$(16,714)

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Basic and Diluted

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and acquisition-related costs, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts):

We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted average shares used to compute net loss per share, basic, adjusted for (i) the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense and (ii) warrants; unless these adjustments are anti-dilutive.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net loss	$(16,494)	$(12,361)	$(66,272)	$(47,768)
Add: Stock-based compensation	10,604	4,270	32,760	10,666
Add: Acquisition-related costs	3,809	—	6,173	—
Tax effect on the provision for income taxes	97	40	295	76
Non-GAAP net loss	$(1,984)	$(8,051)	$(27,044)	$(37,026)

Non-GAAP net loss per share, basic and diluted	$(0.02)	$(0.10)	$(0.32)	$(0.89)

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(14,002)	$(5,427)	$(45,006)	$(36,783)
Purchases of property and equipment	(145)	(654)	(1,619)	(1,113)
Free cash flow	$(14,147)	$(6,081)	$(46,625)	$(37,896)